UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2018

FARMLAND PARTNERS INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-36405 (Commission File Number)	46-3769850 (IRS Employer Identification No.)

4600 S. Syracuse Street, Suite 1450 Denver, Colorado (Address of principal executive offices)	80237 (Zip Code)

Registrant’s telephone number, including area code: (720) 452-3100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 4.01.             Changes in Registrant’s Certifying Accountant.

On March 10, 2018, Farmland Partners Inc. (the “Company”) dismissed PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm.  The audit committee (the “Audit Committee”) of the board of directors of the Company (the “Board”) participated in and approved the decision to change the Company’s independent registered public accounting firm  The Company notified PwC of such action on March 10, 2018.

The audit reports of PwC on the Company’s financial statements for each of the two fiscal years ending December 31, 2017 and December 31, 2016 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In addition, during the fiscal years ended December 31, 2017 and December 31, 2016, as well as during the subsequent interim period preceding March 10, 2018, there were no (i) “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and PwC with respect to any matter relating to accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreement in its reports on the Company’s financial statements with respect to such periods; or (ii) “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions).

The Company has provided PwC with a copy of this Current Report on Form 8-K and requested that PwC provide the Company with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether or not PwC agrees with the above disclosures. A copy of PwC’s letter dated March 12, 2018 is attached hereto as Exhibit 16.1.

On March 10, 2018, the Company engaged EKS&H LLLP (“EKS&H”) as its new independent registered public accounting firm upon the approval of the Audit Committee. During the years ended December 31, 2017 and December 31, 2016, and the subsequent interim period through March 10, 2018, the effective date of the Company’s engagement of EKS&H, the Company did not consult with EKS&H regarding any of the matters or events set forth in Items 304(a)(2)(i) or (ii) of Regulation S-K.

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2018, Farmland Partners Inc. entered into new employment agreements (each an “Employment Agreement,” and collectively, the “Employment Agreements”) with Paul A. Pittman, the Company’s Executive Chairman and Chief Executive Officer, Luca Fabbri, the Company’s Chief Financial Officer and Treasurer, and Erica Borenstein, the Company’s General Counsel and Secretary (each an “Executive Officer,” and collectively, the “Executive Officers”).

In connection with their entry into the Employment Agreements, Mr. Pittman and Mr. Fabbri’s prior employment agreements with the Company were terminated. Prior to March 9, 2018, Ms. Borenstein had not entered into an employment agreement with the Company.

The Employment Agreements provide for terms of three years commencing on March 9, 2018, during which time Mr. Pittman will serve as Chief Executive Officer, Mr. Fabbri will serve as Chief Financial Officer and Ms. Borenstein will serve as General Counsel. If an Executive Officers’ employment continues following the expiration of the three-year term of the Employment Agreements, the term of the applicable Employment Agreement shall automatically be extended for successive one-year periods. Pursuant to the Employment Agreements, Mr. Pittman will be paid a base salary of $477,000, Mr. Fabbri will be paid a base salary of $275,000 and Ms. Borenstein will be paid a base salary of $175,000, subject to annual review by the Compensation Committee (the “Compensation Committee”) of the Board of the Company. The Executive Officers will also be eligible to receive an annual bonus based upon the attainment of one or more pre-established performance goals or other established criteria set by the Board or the Compensation Committee. The Executive Officers will also continue to be eligible to receive equity and other long-term incentive awards under any applicable plan adopted by the Company during the term of their employment.

The Employment Agreements also provide that if an Executive Officers’ employment is terminated by the Company for “cause” or by the Executive Officer without “good reason” (each as defined in the Employment Agreement and summarized below) or by non-extension of the applicable Employment Agreement, the Executive Officer will be entitled to any accrued benefits.

If an Executive Officers’ employment is terminated by the Company without “cause,” by the Executive Officer for “good reason,” or, for Messrs. Pittman and Fabbri, upon the occurrence of a Change in Control (as defined in the Employment Agreements and summarized below), the Executive Officer will be entitled to (i) any accrued benefits; (ii) Mr. Pittman will be entitled to three times (3x) the sum, Mr. Fabbri will be entitled to two times (2x) the sum and Ms. Borenstein will be entitled to the sum of the following: (A) each respective base salary in effect on the termination date, (B) the average annual bonus earned by each respective Executive Officer for the three fiscal years ending during each respective employment period and immediately preceding the fiscal year in which a Change in Control occurs, or for Ms. Borenstein when termination occurs, plus (C) the average equity award value of the three most recent annual grants, subject to certain restrictions; (iii) reimbursement for the amount equal to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) continuation coverage premiums paid by the Executive Officer for a period of up to 18 months, subject to certain restrictions; and (iv) any equity-based awards that are outstanding on the termination date, which shall immediately become fully vested and, as applicable, exercisable. Upon the occurrence of a Change in Control, Ms. Borenstein’s equity-based awards that are outstanding at the time of a Change in Control shall immediately become fully vested and, as applicable, exercisable.

The Employment Agreements provide that if an Executive Officers employment is terminated due to their death, upon death each Executive Officer will be entitled to receive (i) any unpaid base salary through the termination date; (ii) any annual bonus earned and accrued but unpaid; (iii) any accrued by unused vacation time in accordance with Company policy; and (iv) reimbursement for any unreimbursed business expenses incurred through the termination date. If any Executive Officers’ employment is terminated due to their disability, they will be entitled to any accrued benefits and reimbursement for the amount equal to the continuation coverage premiums under the COBRA paid by the Executive Officers for a period of up to 18 months, subject to certain restrictions.

Pursuant to the terms of the Employment Agreements, “cause” means: (i) the employee’s continued failure to substantially perform duties for reasons other than Disability (as defined in the Employment Agreement), or gross negligence or willful misconduct in connection with the performance of the employee’s duties to the Company; (ii) the employee’s conviction or plea of guilty or nolo contendere of a felony; (iii) the employee’s conviction of any other criminal offense involving an act of dishonesty intended to result in substantial personal enrichment of the employee at the expense of the Company or an affiliate of the Company; or (iv) the employee’s material breach of any Company policy or term of the Employment Agreement or any other employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the employee and the Company or an affiliate of the Company.

Pursuant to the terms of the Employment Agreements, “Change in Control” means: (i) any “person” as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding voting securities; (ii) a change in the composition of the Board occurring within a twelve (12) month period, as a result of which fewer than a majority of the directors are incumbent directors (as defined in the Employment Agreements); (iii) the consummation of a merger or consolidation of the Company with any other entity or approve the issuance of voting securities in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary thereof) pursuant to applicable exchange requirements, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) at least 50.1% of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of either of the then outstanding shares of common stock or the combined voting power of the Company’s then outstanding voting securities; or (iv) the consummation of the sale or disposition by the Company of all or substantially all of its assets (or any transaction or series of transactions within a period of twenty-four (24) months ending on the date of the last sale or disposition having a similar effect) (a) to any “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act (other any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company) or (b) pursuant to a formal or informal plan of liquidation or dissolution (or similar arrangement) that was approved by the Board or the Company’s stockholders. For purposes of this paragraph, “all or substantially all” of the Company’s assets shall mean 80% or more of the Company’s assets measured by the value of the Company’s assets on the date of its balance sheet most recently filed with the SEC at the time of action by the Board or the Company’s stockholders, as applicable.

Pursuant to the terms of Mr. Pittman’s Employment Agreement, “good reason” means: (i) material diminution in Mr. Pittman’s Base Salary or Mr. Pittman’s Total Compensation (as defined in the employment agreement) is less than $950,000; (ii) material diminution in Mr. Pittman’s duties, authorities or responsibilities (other than temporarily while physically or mentally incapacitated or as required by applicable law); or (iii) the Company’s material breach of the terms of Mr. Pittman’s Employment Agreement.

Pursuant to the terms of Mr. Fabbri’s Employment Agreement, “good reason” means: (i) material diminution in Mr. Fabbri’s Base Salary or Mr. Fabbri’s Total Compensation is less than $500,000; (ii) material diminution in Mr. Fabbri’s duties, authorities or responsibilities (other than temporarily while physically or mentally incapacitated or as required by applicable law); or (iii) the Company’s material breach of the terms of the Employment Agreement.

Pursuant to the terms of Ms. Borenstein’s employment agreement, “good reason” means: (i) material diminution in the Ms. Borenstein’s Base Salary or Ms. Borenstein’s Total Compensation is less than $215,000; (ii) following the occurrence of a Change in Control, Ms. Borenstein’s Total Compensation is less than $260,000; (iii) material diminution in Ms. Borenstein’s duties, authorities or responsibilities (other than temporarily while physically or mentally incapacitated or as required by applicable law); or (iv) the Company’s material breach of the terms of the Employment Agreement.

Additionally, on February 12, 2018, the Company entered into an indemnification agreement with Ms. Borenstein substantially in the form as that entered into with the Company’s other executive officers and directors, the terms of which are described in the Company’s Definitive Proxy Statement for its 2017 annual meeting of stockholders filed with the SEC on March 23, 2017.

The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety to the full text of the Employment Agreements, which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated March 9, 2018, by and between Farmland Partners Inc. and Paul A. Pittman.
10.2	Employment Agreement, dated March 9, 2018, by and between Farmland Partners Inc. and Luca Fabbri.
10.3	Employment Agreement, dated March 9, 2018, by and between Farmland Partners Inc. and Erica Borenstein.
16.1	Letter of PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated March 12, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMLAND PARTNERS INC.

March 12, 2018	By:	/s/ Luca Fabbri
Luca Fabbri
Chief Financial Officer and Treasurer